EXHIBIT 2

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS THAT on this 15th day of January, 2003, RICARDO SALINAS PLIEGO, as named and signed below, does hereby appoint, elect and constitute FRANCISCO XAVIER BORREGO HINOJOSA LINAGE, to be his attorney-in-fact, for the purpose of signing, on his behalf any and all documents required to be filed with the United States Securities and Exchange Commission, including any
Schedule 13D filings and all exhibits and any amendments thereto, and file the same with the United States Securities and Exchange Commission. Ricardo Salinas Pliego hereby grants such attorney-in-fact full powers, on his behalf, to execute, deliver and/or receive all agreements, documents or other instruments in connection with the transactions contemplated above.

IN WITNESS WHEREOF, the Ricardo Salinas Pliego executes and delivers this Power of Attorney, as of the date first above written, which shall be valid and effective until December 31, 2004.




                                                  /S/ RICARDO SALINAS PLIEGO
                                                  Ricardo Salinas Pliego